Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genprex, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File nos. 333-237543, 333-266896 and 333-269865) and the Registration Statement on Form S-3 (File no. 333-239134) of Genprex, Inc., of our report dated March 31, 2023 relating to the financial statements at and for the years ended December 31, 2022 and 2021, which appear in this Annual Report on Form 10-K.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

March 31, 2023